                                                                 Exhibit 10.50


                AMENDMENT NO. 5 TO LOAN AGREEMENT AND PROMISSORY NOTE

     This Amendment No. 5 is entered into as of July 27, 1998 by and between Valence Technology, Inc. (previously Ultracell, Inc.), a Delaware corporation ("Borrower"), and Baccarat Electronics, Inc., whose address is 10050 Bandley Drive, Cupertino, CA 95014 ("Lender").

                                      RECITALS

     A. Borrower and Lender have entered into that certain Loan Agreement dated as of July 17, 1990 (the "Loan Agreement") and amended as of March 15, 1991 ("Amendment No. 1"), as of March 24, 1992 ("Amendment No. 2"), as of
August 17, 1992 ("Amendment No. 3"), and as of September 19, 1997 ("Amendment No. 4") ( the "Loan Agreement and Amendments No. 1, No. 2, No. 3, and No. 4 are referred to collectively herein as the "Agreements"), pursuant to which Lender agreed to provide a revolving line of credit to Borrower in the aggregate principal sum of $10,000,000.00 (the "Loans") and pursuant to which Borrower has executed and delivered to the Lender that certain New Amended Promissory Note dated as of September 19, 1997 (the "Amended Promissory Note").

     B. In connection with the sale of Series A Preferred Stock of Borrower to certain outside investors (the "Financing"), Borrower and Lender now desire to amend the Agreements to specify the timing of the Loans and to change the terms of the warrants issued pursuant to the Agreements. Certain terms capitalized herein but not otherwise defined shall have the meaning defined for such terms in the Securities Purchase Agreement between Borrower and such investors dated as of July 27, 1998 (the "Purchase Agreement").

     NOW THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto agree as follows:

     1. Lender agrees to advance to Borrower an aggregate principal amount of $2,500,000 upon the Initial Closing of the Financing. In addition, at any time and from time to time, on or prior to July 1, 1999, Lender agrees to advance Borrower up to an aggregate of the lesser of: (A) $7,500,000, and (b) if Borrower has entered into a line of credit secured (if secured) by the inventory, accounts receivable and/or fixed assets of Borrower, the amount by which the credit line entered into by Borrower is less than $8,000,000.

     2. The Warrant attached to the Loan Agreement as Exhibit C thereto is replaced and superseded in its entirety with an amended Warrant attached hereto. Any additional Warrants granted pursuant to the Agreements shall be at a rate equal to 0.3 multiplied by the number of dollars borrowed and divided by the average Closing Bid Price (as defined in the Purchase Agreement) of the Common Stock for the 10 trading days preceding the First Closing (as defined in the Purchase Agreement). The amended Warrant and any future Warrants issued pursuant to the Agreements shall have an exercise price per share equal to 135% of the average Closing Bid Price (as defined in the Purchase Agreement) of the Common Stock for the 10 trading days preceding the First Closing (as defined in the Purchase Agreement).

     4. Except as stated herein, all provisions of the Agreements and the Amended Promissory Note shall remain in full force and effect. This Amendment No. 5 shall be deemed effective as of the date first written above.


                                       1.

     5. This Amendment No. 5 may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute and be considered a part of a single original agreement.








                                       2.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

BACCARAT ELECTRONICS, INC.    VALENCE TECHNOLOGY, INC.



By:  /s/ Carl E. Berg               By: /s/ Lev M. Dawson
   --------------------------         ---------------------------
     Carl E. Berg                       Lev M. Dawson
     President                          President, Chairman and Chief
                                        Executive Officer





                                       3.